CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of WCM Focused International Growth Fund, WCM Focused Emerging Markets Fund, WCM International Small Cap Growth Fund, WCM Small Cap Growth Fund, WCM China Quality Growth Fund, WCM Focused International Equity Fund, WCM Focused International Opportunities Fund, WCM Mid Cap Quality Value Fund, WCM Focused Emerging Markets ex China Fund and WCM Select Global Growth Fund and to the use of our report dated February 27, 2026 on the financial statements and financial highlights of WCM Focused International Growth Fund, WCM Focused Emerging Markets Fund, WCM International Small Cap Growth Fund, WCM Small Cap Growth Fund, WCM China Quality Growth Fund, WCM Focused International Equity Fund, WCM Focused International Opportunities Fund, WCM Mid Cap Quality Value Fund and WCM Focused Emerging Markets ex China Fund, each a series of Investment Managers Series Trust. Such financial statements and financial highlights appear in the 2025 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement. We also consent to the references to us in the Prospectus and in the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 30, 2026